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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-218936 on Form S-1 of our report dated March 30, 2017 (July 10, 2017 as to the effects of the reverse stock split and other matters described in Note 17) relating to the financial statements of Kala Pharmaceuticals, Inc. appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche
Boston, Massachusetts
July 10, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM